UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        October 20, 2009

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (704) 366-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, Nucor Corporation (the "Corporation") announced that Terry S. Lisenby will retire from his position as Chief Financial Officer, Treasurer and Executive Vice President of the Corporation, effective December 31, 2009.  Mr. Lisenby, age 58, joined the Corporation in 1985 and has been Chief Financial Officer since January 1, 2000.  Mr. Lisenby’s decision to retire is not a result of any disagreement with the Corporation or its management.

On the same date, the Corporation announced the appointment of James D. Frias, the Corporation’s Vice President and Corporate Controller, as the Chief Financial Officer, Treasurer and Executive Vice President of the Corporation, effective January 1, 2010.  Mr. Frias, age 53, joined the Corporation in 1991, was appointed Corporate Controller on June 15, 2001 and has served as Vice President and Corporate Controller since February 26, 2006.

Mr. Frias has executed an employment agreement (the “Employment Agreement”) with the Corporation.  Pursuant to the Employment Agreement, effective as of January 1, 2010, Mr. Frias will be an at-will employee of the Corporation with a base salary of $325,000 (subject to adjustment by the Corporation’s Board of Directors), and Mr. Frias will be entitled to participate in all incentive compensation plans for which executive officers of the Corporation are eligible, which plans currently include the Corporation’s Annual Incentive Plan, Long-Term Incentive Plan, and Restricted Stock Unit award program.   Further, Mr. Frias will be entitled to participate in the Corporation’s benefit programs generally made available to executive officers of the Corporation, including the Nucor Corporation Severance Plan for Senior Officers and General Managers, and health, life and disability insurance.

Additionally, under the terms of the Employment Agreement, Mr. Frias has agreed not to compete with the Corporation during the 24-month period following his termination of employment with Nucor for any reason in exchange for monthly cash payments from the Corporation during the non-competition period.  The amount of each monthly cash payment during the 24-month non-competition period will be equal to the product of 3.36 times Mr. Frias’ highest annual base salary during the twelve months immediately preceding the termination of his employment,  divided  by twelve.

A copy of the news release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1       News Release of Nucor Corporation dated October 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated:  October 20, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	News Release of Nucor Corporation dated October 20, 2009